EXHIBIT 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-46772 and 333-117930 of PG&E Corporation on Form S-8 of our reports dated June 27, 2005 appearing in the Annual Reports on Form 11-K of the PG&E Corporation Retirement Savings Plan and the PG&E Corporation Retirement Savings Plan for Union-Represented Employees for the year ended December 31, 2004.

/s/  Deloitte & Touche LLP

San Francisco, California

June 27, 2005